Exhibit (j)(2) Consent of Independent Auditors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 22, 2008, relating to the financial statements and financial highlights which appear in the December 31, 2007 Annual Reports to Shareholders of Forward Global Emerging Markets Fund, Forward International Equity Fund, Forward International Small Companies Fund, Forward Large Cap Equity Fund, Forward Emerald Banking and Finance Fund, Forward Emerald Growth Fund, Forward Legato Fund, Forward Emerald Opportunities Fund, Forward Long/Short Credit Analysis Fund, Forward International Fixed Income Fund, Forward Hoover Mini-Cap Fund, Forward Hoover Small Cap Equity Fund, Forward Progressive Real Estate Fund and Sierra Club Stock Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers
San Francisco, California
April 28, 2008